EXHIBIT 99.1

May 11, 2018 – Issue #6

ABF is pleased to announce that our employees represented by the International Brotherhood of Teamsters have ratified the ABF National Master Freight Agreement and a majority of the supplements.

This agreement for a 63-month term starting April 1, 2018 is affordable for the company and fair to employees. It will take effect once all supplements are ratified.

We will reconvene with the Teamsters in the near future to address the issues in the supplements that were not ratified. Additional detail will be provided as it becomes available.

We thank everyone for their ongoing commitment to serving our customers during this process.

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